[Exhibit 99.3]

                            INSTRUCTIONS FOR USE OF
                 CHROMATICS COLOR SCIENCES INTERNATIONAL, INC.
                           SUBSCRIPTION CERTIFICATES

         The following instructions relate to a rights offering (the "Rights Offering") by Chromatics Color Sciences International, Inc., a New York corporation, (the "Company"), to the holders of its Common Stock or Common Stock underlying Preferred Stock or options under the 1992 Employee Stock Option Plan as amended, no par value per share ("Common Stock"), as described in the Company's prospectus dated February 11, 2002 (the "Prospectus"). Holders of record of Common Stock at the close of business on February 11, 2001 (the "Record Date") will receive 7 non-transferable subscription rights (the "Subscription Rights") each to purchase 1 share of Common stock for each share of Common Stock held by them as of the close of business on the Record Date. Subscription Rights exercisable to purchase an aggregate of 210,900,000 shares of the Company's Common Stock are being distributed in connection with the Rights Offering. Each Subscription Right is exercisable, upon payment of $ .02 in cash for each share (the "Subscription Price"), to purchase 1 share of Common Stock (the "Basic Subscription Privilege"). In addition, subject to the allocation described below, each Subscription Right also carries the right to subscribe at the Subscription Price for additional shares of Common Stock (the "Over-Subscription Privilege") (to the extent available, and subject to proration). See "The Rights Offering" in the Prospectus.

         The Subscription Rights will expire at 5:00 p.m., Eastern Standard Time, on March 15, 2002 (as it may be extended, the "Expiration Date").

         The number of Subscription Rights to which you are entitled is printed on the face of your Subscription Certificate. You should indicate your wishes with regard to the exercise of your Subscription Rights by completing the appropriate section on the back of your Subscription Certificate and returning the Subscription Certificate to the Subscription Agent in the envelope provided.

YOUR SUBSCRIPTION CERTIFICATE MUST BE RECEIVED BY THE SUBSCRIPTION AGENT, OR GUARANTEED DELIVERY REQUIREMENTS WITH RESPECT TO YOUR SUBSCRIPTION CERTIFICATES MUST BE COMPLETED WITH, ON OR BEFORE THE EXPIRATION DATE. PAYMENT OF THE SUBSCRIPTION PRICE OF ALL SUBSCRIPTION RIGHTS EXERCISED, INCLUDING OVER-SUBSCRIPTION SHARES, INCLUDING FINAL CLEARANCE OF ANY CHECKS, MUST BE RECEIVED BY THE SUBSCRIPTION AGENT ON OR BEFORE THE EXPIRATION DATE. ONCE A HOLDER OF SUBSCRIPTION RIGHTS HAS EXERCISED THE BASIC SUBSCRIPTION PRIVILEGE AND/OR THE OVER-SUBSCRIPTION PRIVILEGE, SUCH EXERCISE MAY NOT BE REVOKED.

         1. SUBSCRIPTION PRIVILEGES. To exercise Subscription Rights, complete your Subscription Certificate and send your properly completed and executed Subscription Certificate, together with payment in full of the Subscription Price for each share of Common Stock


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subscribed for pursuant to the Basic Subscription Privilege and the
Over-Subscription Privilege, to the Subscription Agent. Delivery of the Subscription Certificate must be made by mail or by overnight delivery. FACSIMILE DELIVERY OF THE SUBSCRIPTION CERTIFICATE WILL NOT CONSTITUTE VALID DELIVERY. We recommend delivery by registered mail or overnight delivery. All payments must be made in United States dollars by (i) check or bank draft drawn upon a United States bank or postal, telegraphic or express money order payable to Continental Stock Transfer, as Subscription Agent, or (ii) wire transfer of immediately available funds to Continental Stock Transfer, as Subscription agent.

         ACCEPTANCE OF PAYMENTS. Payments will be deemed to have been received by the Subscription Agent only upon the (a) clearance of any uncertified check, or (b) receipt by the Subscription Agent of any certified check or bank draft drawn upon a United States bank or postal, telegraphic or express money order or funds transferred through a wire transfer. IF PAYING BY UNCERTIFIED PERSONAL CHECK, PLEASE NOTE THAT THE FUNDS PAID THEREBY MAY TAKE AT LEAST TEN BUSINESS DAYS TO CLEAR. ACCORDINGLY, HOLDERS OF SUBSCRIPTION RIGHTS WHO WISH TO PAY THE SUBSCRIPTION PRICE BY MEANS OF UNCERTIFIED PERSONAL CHECK ARE URGED TO MAKE PAYMENT SUFFICIENTLY IN ADVANCE OF THE EXPIRATION DATE TO ENSURE THAT SUCH PAYMENT IS RECEIVED AND CLEARS BY SUCH DATE. YOU ARE URGED TO CONSIDER PAYMENT BY MEANS OF CERTIFIED OR CASHIER'S CHECK OR MONEY ORDER.

         PROCEDURES FOR GUARANTEED DELIVERY. You may cause a written guarantee substantially in the form available from the Subscription Agent (the "Note of Guaranteed Delivery") from a member firm of a registered National Securities Exchange or a member of the National Association of Securities Dealers, Inc., or a commercial bank or trust company having an office or correspondent in the United States, to be received by the Subscription Agent on or prior to the Expiration Date guaranteeing delivery of your properly completed and executed Subscription Certificate with three business days following the date of the Notice of Guaranteed Delivery. If this procedure is followed, your Subscription Certificates must be received by the Subscription Agent within three business days of the Notice of Guaranteed Delivery. Additional copies of the Notice of Guaranteed Delivery may be obtained upon request from the Subscription Agent at the address, or by calling the telephone number, indicated below. Banks, brokers and other nominee holders of Subscription Rights who exercise the Basic Subscription Privilege and the Over-Subscription Privilege on behalf of beneficial owners of Subscription Rights will be required to certify to the Subscription Agent and the Company as to the aggregate number of Subscription Rights that have been exercised, and the number of shares of Common Stock that are being subscribed for pursuant to the Over-Subscription Privilege, by each beneficial owner of Subscription Rights (including such nominee itself) on whose behalf such nominee holder is acting. In the event such certification is not delivered in respect of a Subscription Certificate, the Subscription Agent shall for all purposes (including for purposes of any allocation in connection with the Over-Subscription Privilege) be entitled to assume that such certificate is exercised on behalf of a single beneficial owner. If the number of shares remaining after the exercise of all basic subscription privileges is not sufficient to satisfy all Over-Subscription privileges, holders will be allocated shares pro rata (subject to elimination of fractional shares), in proportion to the


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number of shares purchased by those over-subscribing shareholders through the
Basic Subscription Privilege.

         CONTACTING THE SUBSCRIPTION AGENT. The address and facsimile numbers of the Subscription Agent are as follows:


                   Continental Stock Transfer & Trust Company
                           17 Battery Place, 8th Floor
                               New York, NY 10004
                            facsimile: (212)616-7610




         PARTIAL EXERCISES, EFFECT OF OVER-AND UNDERPAYMENTS. If you exercise less than all of the Subscription Rights evidenced by your Subscription Certificate, the Subscription Agent will, upon your request, issue to you a new Subscription Certificate evidencing the unexercised Subscription Rights. However, if you choose to have a new Subscription Certificate sent to you, you may not receive any such new Subscription Certificate in sufficient time to permit exercise of the Subscription Rights evidenced thereon. If you have not indicated the number of Subscription Rights being exercised, or if the dollar amount you have forwarded is not sufficient to purchase (or exceeds the amount necessary to purchase) the number of shares subscribed for, you will be deemed to have exercised the Basic Subscription Privilege with respect to the maximum number of whole Subscription Rights which may be exercised for the Subscription Price payment delivered by you. To the extent that the Subscription Price payment delivered by you exceeds the product of the Subscription Price multiplied by the number of Subscription Rights evidenced by the Subscription Certificates delivered by you (such excess being the "Subscription Excess"), you will be deemed to have exercised your Over-Subscription Privilege to purchase, to the extent available, that number of whole shares of Common Stock equal to the quotient obtained by dividing the Subscription Excess by the Subscription Price.

         2. DELIVERY OF STOCK CERTIFICATES, ETC. The following deliveries and payments to you will be made to the address shown on the face of your Subscription Certificate unless you provide instructions to the contrary on the back of your Subscription Price.

         (a) BASIC SUBSCRIPTION PRIVILEGE AND OVER-SUBSCRIPTION PRIVILEGE. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected and taking into account any delays or extensions in closing the over-subscription purchases, the Subscription Agent will mail to each Subscription Rights holder whose subscriptons have been accepted the number of shares allocated to such Subscription Rights holder pursuant to the Basic and Over-Subscription Privileges. See "The Rights Offering" in the Prospectus.



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         (b) EXCESS PAYMENTS. As soon as practicable after the Expiration Date and after all prorations and adjustments contemplated by the terms of the Rights Offering have been effected, the Subscription Agent will mail to each Subscription Rights holder who exercises the Over- Subscription Privilege any excess funds received (without interest or deduction) in payment of the Subscription Price for shares that are subscribed for but not allocated to such Subscription Rights holder pursuant to the Over-Subscription Privilege.

         3.  EXECUTION.

         (a) EXECUTION BY REGISTERED HOLDER. The signature on the Subscription Certificate must correspond with the name of the registered holder exactly as it appears on the face of the Subscription Certificate without any alteration or change whatsoever. Persons who sign the Subscription Certificate in a Representative or other fiduciary capacity must indicate their capacity when signing and, unless waived by the Subscription Agent in its sole and absolute discretion, must present to the Subscription Agent satisfactory evidence of their authority so to act.

         (b) EXECUTION BY PERSON OTHER THAN REGISTERED HOLDER. If the Subscription Certificate is executed by a person other than the holder named on the face of the Subscription Certificate, proper evidence of authority of the person executing the Subscription Certificate must accompany the same unless the Subscription Agent, in its discretion, dispenses with proof of authority.

         (c) SIGNATURE GUARANTEES. Your signature must be guaranteed by an Eligible Guarantor Institution if you wish a new Subscription Certificate or Certificates to be issued in a name other than that in which the old Subscription Certificate was issued, or if you specify special payment or delivery instructions.

         4. METHOD OF DELIVERY. The method of delivery of Subscription Certificates and payment of the Subscription Price to the Subscription Agent will be at the election and risk of the Subscription Rights holder. If sent by mail, it is recommended that they be sent by registered mail, properly insured, with return receipt requested, and that a sufficient number of days be allowed to ensure delivery to the Subscription Agent prior to the Expiration date.

         5.  SPECIAL PROVISIONS RELATING TO THE DELIVERY OF SUBSCRIPTION
RIGHTS THROUGH DEPOSITORY FACILITY PARTICIPANTS. In the case of holders of Subscription Rights that are held of record through The Depository Trust Company ("DTC"),exercises of the Basic Subscription Privilege and the Over- Subscription Privilege may be effected by instruction DTC to transfer Subscription Rights (such Subscription Rights, "Depository Rights") from the DTC account of such holder to the DTC account of the Subscription Agent, together with payment of the Subscription Price for each share of Common Stock subscribed for pursuant to the Basic Subscription Privilege and the Over-Subscription Privilege.